                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement         [_] Confidential, for Use of the
                                            Commission Only
                                            (as Permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)(S)240.14a-11(c) or (S)(S)240.14a-12


                                 GAINSCO, INC.
   ------------------------------------------------------------------------
                Name of Registrant as Specified In Its Charter)



                                 GAINSCO, INC.
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)  Proposed maximum aggregate value of transaction:
    (5)  Total fee paid:

[_) Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-1 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

Notes:

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 7, 2000

TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of GAINSCO, INC. will be held in the Speakers Room at the City Club, 4/th/ Floor, 301 Commerce Street, Fort Worth, Texas 76102, on September 7, 2000, at 9:00 a.m. (Fort Worth Time) for the following purposes:

     1.   To elect a Board of Directors consisting of eight persons.

     2. To approve the appointment of KPMG LLP as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only shareholders of record as of the close of business on July 25, 2000, will be entitled to notice of or to vote at this meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1999, has been mailed to shareholders of record at the record date.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY OR VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OF PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED IN THE EVENT YOU CHOOSE TO MAIL YOUR PROXY. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                         By Order of the Board of Directors


                                         Sam Rosen,
                                         Secretary

Fort Worth, Texas
July 27, 2000

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                                PROXY STATEMENT

                                    For The

                        ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held on September 7, 2000


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GAINSCO, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the Speakers Room at the City Club, 4/th/ Floor, 301 Commerce Street, Fort Worth, Texas 76102, on September 7, 2000, at 9:00 a.m. (Fort Worth
Time) and at any adjournment thereof. This Proxy Statement and the form of proxy were first mailed to security holders on or about July 27, 2000.

     The cost of soliciting proxies is being paid by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $4,500 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 445 Park Avenue, New York, NY 10022-4799.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares shall be voted in favor of the recommendations of the Board. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must obtain from the recordholder a proxy issued in your name.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of record as of the close of business on July 25, 2000 (the "Record Date") of shares of the Company's common stock, par value $.10 per share ("Common Stock"), and Series A Convertible Preferred Stock ("Series A Preferred Stock") will be entitled to vote on matters presented at the Meeting. Goff Moore Strategic Partners, L.P., a Texas limited partnership ("GMSP"), holds all of the Series A Preferred Stock.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to come before the Meeting. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible on the Record Date. The Common Stock and the Series A Preferred Stock vote as a single class on all matters expected to come before the Meeting.

     On the Record Date there were outstanding 21,090,614 shares of Common Stock and 31,620 shares of Series A Preferred Stock, which shares of Series A Preferred Stock were convertible into an aggregate of 6,200,000 shares of Common Stock. Together these shares constituted all of the outstanding shares entitled to vote at the meeting (collectively, the "Voting Stock"). References herein to numbers of shares of Voting Stock are references to the combined number of shares of Common Stock outstanding on the Record Date and the number of shares of Common Stock then issuable upon conversion of the Series A Preferred Stock.

     A majority of the shares of Voting Stock outstanding on the Record Date constitutes a quorum. Cumulative voting is not permitted.

     Directors are elected by plurality vote and, therefore, the eight nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares of Voting Stock represented at the Meeting in person or by proxy are counted in determining the presence of a quorum, but only the affirmative vote of the holders of a majority of the shares voting "FOR" or "AGAINST" any matter other than the election of directors is required for its approval. Abstentions and broker non-votes are not counted and will be treated as shares not entitled to vote.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 30, 2000, the number of shares of Common Stock beneficially owned (as defined by the rules of the Securities and Exchange Commission (the "SEC")) by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the other Named Executive Officers for the year ended December 31, 1999, and (iv) all of the executive officers of the Company as a group.

                                                                     Amount and Nature of Beneficial Ownership /(1)/
                                                                     ------------------------------------------------
                                                                             Number               Percent of
Name of Beneficial Owner                                                of Shares /(2)/        Voting Stock /(3)/
------------------------                                             ----------------------    ------------------
Goff Moore Strategic Partners, L.P. ("GMSP"), John C. Goff and J.         10,406,000  /(4)/         34.3%
 Randall Chappel

Investors Group, Inc.                                                      1,694,300  /(5)/          6.2%

The Millers Mutual Fire Insurance Company                                  1,559,900  /(6)/          5.7%

Dimensional Fund Advisors, Inc.                                            1,472,753  /(7)/          5.4%

Joseph D. Macchia                                                          1,361,988  /(8)/          5.0%

Glenn W. Anderson                                                            703,875  /(9)/          2.5%

Joel C. Puckett                                                              496,821 /(10)/          1.8%

Sam Rosen                                                                    243,172 /(11)/           *

Carolyn E. Ray                                                               138,883 /(12)/           *

Daniel J. Coots                                                               99,466 /(13)/           *

John H. Williams                                                              62,562 /(14)/           *

Harden H. Wiedemann                                                           54,265 /(15)/           *

Richard M. Buxton                                                             50,519 /(16)/           *

J. Landis Graham                                                              39,018 /(17)/           *

Robert J. McGee                                                               33,600 /(18)/           *

Directors and executive officers as a group (17 persons)                  12,429,223 /(19)/         39.3%

_______________________________
* Less than 1%


(1) On June 30, 2000, there were outstanding 20,980,913 shares of Common Stock and 31,620 shares of Series A Preferred Stock. The shares of Series A Preferred Stock were convertible into an aggregate of 6,200,000 shares of Common Stock and were held entirely by GMSP. Each share of Series A Preferred Stock is entitled to vote on each matter on which the Common Stock may vote and is entitled to one vote per share of Common Stock into which it is convertible. Together these shares constituted all of the outstanding shares entitled to vote on matters submitted for shareholder vote (collectively, the "Voting Stock"). References herein to numbers of shares of Voting Stock are references to the combined number of shares of Common Stock outstanding on June 30, 2000 and the number of shares of Common Stock then issuable upon conversion of the Series A Preferred Stock. On June 30, 2000 there were 27,180,913 shares of Voting Stock outstanding.

(2) Each person named below has the sole investment and voting power with respect to all shares of Voting Stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the "beneficial owner" of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or
     (b) the investment power, which includes the power to dispose, or direct the disposition of the security, in each case irrespective of the persons' economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days (x) through the exercise of any option or warrant or (y) through the conversion of another security.

(3) In determining the Percent of Voting Stock owned by a person, (a) the numerator is the number of shares of Common Stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 27,180,913 aggregate of the 20,980,913 shares of Common Stock outstanding on June 30, 2000 and 6,200,000 shares of Common Stock then issuable upon conversion of the Series A Preferred Stock and (ii) any shares of Common Stock which the person has the right to acquire within sixty days upon the exercise of options or warrants. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants.

(4) Includes (a) 6,200,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, (b) 3,100,000 shares of Common Stock issuable upon exercise of presently exercisable warrants to purchase shares of Common Stock, (c) 1,064,000 shares of Common Stock beneficially owned by GMSP, (d) 33,600 shares of Common Stock that Mr. Goff has the right to acquire within 60 days through exercise of options granted under the 1995 Option Plan, and (e) 8,400 shares of Common Stock that Mr. Chappel has the right to acquire within 60 days through exercise of options granted under the 1995 Option Plan. Mr. Goff may be deemed the beneficial owner of the shares of Common Stock beneficially owned by GMSP because he is a Managing Principal of GMSP, is the owner of 82.3% of the limited partner interests in the limited partnership that is the managing general partner of GMSP and 100% of the membership interests in the limited liability company which is its general partner, and is a designee of GMSP on the Board of Directors of the Company. Mr. Chappel disclaims any beneficial interest in the shares of Common Stock beneficially owned by GMSP and Mr. Goff, and is associated with their shares only because he is a principal of GMSP and one of its designees on the Board of Directors of the Company. See " Certain Transactions-Transactions with Goff Moore Strategic Partners, L.P." for information regarding GMSP and the relationship of Messrs. Goff and Chappel to GMSP. The address of GMSP is 777 Main Street, Suite 2250, Fort Worth, Texas 76102.

(5) Based on information set forth in a Schedule 13G/A, dated June 1, 2000, these shares were reported, as of May 16, 2000, to be beneficially owned by I.G. Investment Management, Ltd., Investors Group Inc., Investors Group Trustco Inc., Investors Group Trust Co. Ltd. and Investors U.S. Opportunities Fund (the "IGIM Reporting Persons"). All of the IGIM Reporting Persons have their principal place of business at One Canada Centre, 447 Portage Avenue, Winnipeg, Manitoba R3C 3B6. All of the IGIM Reporting Persons reported beneficial ownership of these shares with shared voting and dispositive power.

(6) Based on information set forth in a Schedule 13D, dated May 6, 1998, these shares were reported, as of April 27, 1998, to be beneficially owned by The Millers Mutual Fire Insurance Company, 300 Burnett Street, Fort Worth, Texas 76102. The Millers Mutual Fire Insurance Company reported beneficial ownership of these shares with sole voting and dispositive power.

(7) Based on information set forth in a Schedule 13G, dated February 4, 2000, these shares were reported, as of December 31, 1999, to be beneficially owned by Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. reported beneficial ownership of these shares with sole voting and dispositive power.

(8) Based on information set forth in a Schedule 13D/A, dated September 10, 1999, these shares were reported, as of September 10, 1999, to be beneficially owned by Joseph D. Macchia, 1409 Indian Creek Drive, Fort Worth, Texas 76107-3520. Mr. Macchia reported beneficial ownership of these shares with sole voting and dispositive power.

(9) Includes 589,710 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days through the exercise of options granted pursuant to his Employment Agreement with the Company and the 1998 Incentive Plan and 2,665 shares of Common Stock held by the 401(k) Plan for the account of Mr. Anderson as beneficiary.

(10) Includes 51,927 shares of Common Stock held by the Joel Puckett Self-Employed Retirement Trust and 193,701 shares of Common Stock that Mr. Puckett has the right to acquire within 60 days through the exercise of options granted under the 1990 Option Plan and 1995 Option Plan. On July 17, 2000 Mr. Puckett exercised options to purchase 109,701 shares of Common Stock for a total purchase price of $235,136 ($2.14 per share).

(11) Includes 3,163 shares of an IRA of Mr. Rosen's wife. Mr. Rosen disclaims beneficial ownership of those shares. Also includes 35,065 shares held for the benefit of Mr. Rosen by the Shannon, Gracey, Ratliff & Miller, L.L.P. Profit Sharing Plan, 3,163 shares of Common Stock held by Mr. Rosen's IRA and 124,064 shares of Common Stock that Mr. Rosen has the right to acquire within 60 days through the exercise of options granted under the 1990 Option Plan and 1995 Option Plan. Mr. Rosen is a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P.

(12) Includes 11,893 shares of Common Stock held by the 401(k) Plan for the account of Ms. Ray as beneficiary and 76,250 shares of Common Stock that Ms. Ray has the right to acquire within 60 days through the exercise of options granted under the 1990 Option Plan, 1995 Option Plan and 1998 Incentive Plan.

(13) Includes 41,331 shares of Common Stock held by the 401(k) Plan for the account of Mr. Coots as beneficiary and 38,135 shares of Common Stock that Mr. Coots has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(14) Includes 42,000 shares of Common Stock that Mr. Williams has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan.

(15) Includes 50,400 shares of Common Stock that Mr. Wiedemann has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan.

(16) Includes 4,387 shares of Common Stock held by the 401(k) Plan for the account of Mr. Buxton as beneficiary and 31,132 shares of Common Stock that Mr. Buxton has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan and 1998 Incentive Plan.

(17) Includes 7,840 shares of Common Stock held by the 401(k) Plan for the account of Mr. Graham as beneficiary and 30,876 shares of Common Stock that Mr. Graham has the right to acquire within 60 days through the exercise of options granted under the 1990 Option Plan, 1995 Option Plan and 1998 Incentive Plan.

(18) Includes 33,600 shares of Common Stock that Mr. McGee has the right to acquire within 60 days through the exercise of options granted under the 1995 Option Plan.

(19) Includes (a) 69,194 shares of Common Stock held by the 401(k) Plan for the account of executive officers, (b) 1,308,476 shares of Common Stock that directors and executive officers of the Company have the right to acquire within 60 days through the exercise of options granted under the 1990 Option Plan, 1995 Option Plan and 1998 Incentive Plan and pursuant to Mr. Anderson's Employment Agreement with the Company, (c) 6,200,000 shares of Common Stock which GMSP may acquire upon conversion of 31,620 shares of the Series A Preferred Stock, (d) 3,100,000 shares of Common Stock issuable upon exercise of presently exercisable warrants to purchase Common Stock held by GMSP, and (e) 1,064,000 shares of Common Stock that GMSP has advised the Company are beneficially owned by GMSP, of which Mr. Goff is a managing principal and Mr. Chappel is a principal.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)
Nominees

     In accordance with the Bylaws of the Company, the Board of Directors has fixed eight as the number of directors and has nominated the following eight candidates for election as directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. Each candidate is currently serving as a director and is currently serving on the Board committees indicated in the following list.

                                                Director
Name                                   Age      Since
----                                   ---      -----
Glenn W. Anderson /(3)(4)(5)/           47      1998    Mr. Anderson has served as President and Chief
                                                        Executive Officer of the Company since April 17,
                                                        1998.  Prior to joining the Company, Mr. Anderson
                                                        served as Executive Vice President of USF&G
                                                        Corporation and as President of the Commercial
                                                        Insurance Group of United States Fidelity & Guaranty
                                                        Company, positions which he held since 1996.  From
                                                        1995 to 1996 he served as Executive Vice President,
                                                        Commercial Lines of that company.  Mr. Anderson
                                                        served from 1993 to 1995 as Senior Vice President,
                                                        Commercial Lines Middle Market, for USF&G
                                                        Corporation.  Mr. Anderson has been engaged in the
                                                        property and casualty business since 1975.

J. Randall Chappel                      33      1999    Mr. Chappel is a principal of GMSP, and  has been
                                                        associated with Richard E. Rainwater and his affiliated
                                                        companies since 1987.  Mr. Chappel participated in the
                                                        purchase of properties that led to the creation of
                                                        Crescent Real Estate Equities, Inc.(NYSE - CEI), as
                                                        well as other significant Rainwater investments.  Mr.
                                                        Chappel has been active in the formation of G2
                                                        Opportunity Fund LP and various other GMSP
                                                        investments.  Mr. Chappel serves as a director of
                                                        OpenConnect Systems, a Dallas-based technology
                                                        company.

                                                Director
Name                                   Age      Since
----                                   ---      -----
John C. Goff /(3)/                      43      1997    Mr. Goff is President, Chief Executive Officer and
                                                        Vice Chairman of the Board of Crescent Real Estate
                                                        Equities, Inc. ("Crescent") (NYSE-CEI) and is
                                                        Managing Principal of GMSP.  From 1987 to April
                                                        1994, Mr. Goff served as a senior investment advisor to
                                                        and investor with Richard E. Rainwater.  Beginning in
                                                        1990, Mr. Goff was responsible for the development of
                                                        Mr. Rainwater's real estate business, including the
                                                        initial public offering of Crescent in May 1994.  From
                                                        inception through late 1996 he served as Chief
                                                        Executive Officer of Crescent and since late 1996 he
                                                        has served as Vice Chairman of the Board of Crescent.
                                                        During June 1999, Mr. Goff resumed his role as
                                                        President and Chief Executive Officer of Crescent.  Mr.
                                                        Goff is also President, Chief Executive Officer and
                                                        Vice Chairman of the Board of Crescent Operating,
                                                        Inc., an investment company (NASDAQ - COPI),
                                                        which was spun off from Crescent in 1997, and is a
                                                        director of Texas Capital Bancshares, Inc., a Dallas
                                                        based bank holding company, and The Staubach
                                                        Company, a Dallas based real estate brokerage firm.

Robert J. McGee, Jr. /(1)(2)(5)(6)/     44      1997    Mr. McGee has served since 1992 as Chairman and
                                                        Chief Executive Officer of KBK Capital Corporation,
                                                        a 36-year old commercial finance company.  From
                                                        1989 to 1992 Mr. McGee served as Chairman of the
                                                        Board and Chief Executive Officer of Texas Commerce
                                                        Bank-Tarrant County and Vice Chairman, Texas
                                                        Commerce Bank, N.A.

Joel C. Puckett /(1)(3)(5)(6)/          56      1979    Mr. Puckett has served as Chairman of the Board of
                                                        Directors of the Company since April, 1998.  Mr.
                                                        Puckett is a certified public accountant with offices
                                                        located in Minneapolis, Minnesota.  Mr. Puckett has
                                                        been engaged in the private practice of accounting
                                                        since 1973.

                                                Director
Name                                   Age      Since
----                                   ---      -----
Sam Rosen                               64      1983    Mr. Rosen has served as the Secretary of the Company
                                                        since 1983.  Mr. Rosen is a partner with the law firm of
                                                        Shannon, Gracey, Ratliff & Miller, L.L.P.  He has been
                                                        a partner in that firm or its predecessor since 1966.  Mr.
                                                        Rosen is a director of AZZ incorporated (NYSE -
                                                        AZZ).

Harden H. Wiedemann /(1)(2)(6)/         45      1989    Mr. Wiedemann has been Chairman and Chief
                                                        Executive Officer of Assurance Medical, Incorporated,
                                                        a company providing independent oversight of drug
                                                        testing, since 1991.

John H. Williams/(1)(2)(3)(6)/          65      1990    Mr. Williams served until his retirement on July 31,
                                                        1999, as a Senior Vice President, Investments, with
                                                        Everen Securities, Inc. and had been a principal of that
                                                        firm or its predecessors since May 1987.  Prior to that
                                                        time, Mr. Williams was associated with Thomson
                                                        McKinnon Securities, Inc. and its predecessors from
                                                        1967.  Mr. Williams is currently managing his personal
                                                        investments, and is a director of Clear Channel
                                                        Communications, Inc. (NYSE - CCU).

_________________________
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Executive Committee.
(4)  Member of the 401(k) Plan Investment Committee.
(5)  Member of the Investment Committee.
(6)  Member of Nominating Committee.

     All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board of Directors may nominate. No family relationship exists among the directors, executive officers or nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE EIGHT PERSONS NOMINATED BY MANAGEMENT.

Organization of the Board; Meetings

     The Company has an Audit Committee, a Compensation Committee, an Executive Committee, a 401(k) Plan Investment Committee, an Investment Committee, and a Nominating Committee.

     Audit Committee. The Audit Committee's functions are set forth in the Audit Committee Charter attached as Appendix A to this Proxy Statement, which the Board of Directors adopted on February 24, 2000 in accordance with the rules of the New York Stock Exchange. Those functions include evaluating, and recommending to the Board of Directors the engagement of, the Company's independent certified public accountants, reviewing the results of their auditing findings, and monitoring on a periodic basis the internal controls of the Company.

     Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the Company's audited financial statements for its year ended December 31, 1999 with the management of the Company and the Company's independent auditors, KPMG LLP ("KPMG"). The Audit Committee has discussed with management and KPMG any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No. 61. The Audit Committee has reviewed and confirmed the independence of KPMG as outside auditors by requiring that KPMG submit to the Audit Committee a formal written statement delineating all relationships between KPMG and the Company, and has engaged in a dialogue with KPMG with respect to any disclosed relationships or services that may impact KPMG's objectivity and independence. Based in part on the foregoing, the Audit Committee recommended to the Board that the financial statements as of and for the years ended December 31, 1999 audited by KPMG be included in the Company's Annual Report on SEC Form 10-K.

     The Audit Committee consists of Joel C. Puckett, Chairman, Robert J. McGee, Jr., Harden H. Wiedemann and John H. Williams. These members are independent as defined in applicable New York Stock Exchange rules. The Audit Committee had two meetings during 1999.

     Compensation Committee. The Compensation Committee establishes the compensation of officers of the Company, administers the 1990 Stock Option Plan, the 1995 Stock Option Plan, and the 1998 Long-Term Incentive Plan, prepares recommendations to the Board of Directors on the adoption of stock option and other incentive plans, and grants stock options. The Compensation Committee is composed of John H. Williams, Chairman, Robert J. McGee, Jr. and Harden H. Wiedemann. The Compensation Committee had one meeting by written consent during 1999.

     Executive Committee. The Executive Committee, during intervals between meetings of the Board, has the authority to exercise all of the powers of the full Board over all matters other than certain extraordinary corporate matters and those matters coming specifically within the purview of other committees of the Board. The Executive Committee is composed of Glenn W. Anderson, Chairman, John C. Goff, Joel C. Puckett and John H. Williams. The Executive Committee did not meet in 1999.

     401(k) Plan Investment Committee. The 401(k) Plan Investment Committee's functions include overseeing and administering the affairs of the 401(k) Plan. The 401(k) Plan Investment Committee is composed of Glenn W. Anderson, Chairman and Daniel J. Coots. The 401(k) Plan Investment Committee did not meet in 1999.

     Investment Committee. The Investment Committee's functions include, when applicable, review of the management of the Company's portfolio of investment securities. Pursuant to Investment Management Agreements described under "Certain Transactions-Transactions with Goff Moore Strategic Partners, L.P.," GMSP manages the investment portfolios of the Company and its insurance company subsidiaries. The Investment Committee prescribes the investment policies to be followed under these Investment Management Agreements and specifically approves any investments to be made in situations where GMSP is an interested party. The Investment Committee is composed of Robert J. McGee, Jr., Chairman, Glenn W. Anderson, Daniel J. Coots and Joel C. Puckett. The Investment Committee had four meetings in 1999.

     Nominating Committee. The function of the Nominating Committee is to consider individuals to recommend to the Board for inclusion among management's nominees. The Nominating Committee will consider director candidates recommended by shareholders if the name and qualifications of the candidates are timely presented to the Chairman of the Committee. The Nominating Committee is composed of Joel C. Puckett, Chairman, Robert J. McGee, Jr., Harden H. Wiedemann and John
H. Williams. The Nominating Committee had two meetings in 1999.

     During 1999, there were a total of fifteen meetings of the Board of Directors. During that year, all of the Company's directors attended at least 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which they served, except that Robert J. McGee, Jr. attended one meeting fewer than 75% of the aggregate number of meetings. During 1999, there were two meetings of the Audit Committee, one meeting of the Compensation Committee, four meetings of the Investment Committee, and two meetings of the Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the Section 16(a) reports furnished to it, the Company believes the persons who were required to file Section 16(a) reports in respect to their Section 16(a) ownership of Common Stock have filed on a timely basis all Section 16(a) reports required to be filed by them, except that J. Randall Chappel failed to timely file a Form 5 with respect to options granted to him by the Company in October 1999.

Certain Transactions

     Glenn W. Anderson Employment Agreement. On April 17, 1998 Mr. Anderson assumed the position of President and Chief Executive Officer of the Company under an employment agreement (the "Anderson Employment Agreement") negotiated between Mr. Anderson and the outside directors prior to his agreeing to join the Company. The Anderson Employment Agreement provided that Mr. Anderson was to receive an annual base salary of $340,000 (of which $238,436 was accrued and paid in 1998), a guaranteed first year bonus of $260,000 (of which $195,000 was accrued in 1998 and paid in 1999), payment of relocation expenses and various other benefits aggregating $155,397 in 1998, and a non-qualified stock option to purchase 579,710 shares of Common Stock at an exercise price initially fixed at $8.625 per share. The Anderson Employment Agreement provided that, if on any trading day within five business days after the public announcement of the Company's results of operations for the quarter ended June 30, 1998 the last reported sales price for the Common Stock on the New York

Stock Exchange was below the initial price, Mr. Anderson's option was to be canceled and replaced with a new option for the same number of shares and with an exercise price equal to the lowest closing price during that five day period. In accordance with those provisions, on July 24, 1998 Mr. Anderson was issued a replacement non-qualified stock option to purchase 579,710 shares of Common Stock for $5.75 per share, subject to typical anti-dilution provisions. The options were fully vested and exercisable upon grant and had a term of five years.

     The Anderson Employment Agreement provided for an initial four year term. On each anniversary of its making, the Anderson Employment Agreement automatically extends for an additional one year period, unless either the Company or Mr. Anderson delivers written notice to the other party at least thirty days prior to the anniversary. The Anderson Employment Agreement permits termination of Mr. Anderson for cause with payment of salary accrued to the date of termination. If Mr. Anderson's employment is terminated without cause, he will be entitled to an amount equal to thirty-six times 150% of his then current monthly rate of base salary. The Company also entered into a change in control agreement with Mr. Anderson in substantially the same form as those entered into with other executive officers of the Company. See "Executive Compensation - Change in Control Agreements" below. If Mr. Anderson is terminated without cause, he will be entitled to the greater of (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his change in control agreement.

     Transactions with Goff Moore Strategic Partners, L.P. On October 4, 1999, the Company consummated the sale of shares of Series A Preferred Stock and warrants to purchase Common Stock to GMSP pursuant to a Securities Purchase Agreement ("Purchase Agreement") between the Company and GMSP dated effective June 29, 1999 (the "GMSP Transaction"). At the closing, the Company sold to GMSP for cash consideration of $31,620,000 (i) 31,620 shares of the Series A Preferred Stock, which are convertible into shares of the Common Stock at a conversion price of $5.10 per share (subject to adjustment), currently for a total of 6,200,000 shares of Common Stock, (ii) a five year Warrant (the "Series A Warrant") to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise price of $6.375 per share (subject to adjustment), and (iii) a seven year Warrant (the "Series B Warrant") to purchase an aggregate of 1,550,000 shares of Common Stock at an exercise price of $8.50 per share (subject to adjustment). At the closing, the Company and certain of the Company's subsidiaries entered into Investment Management Agreements with GMSP, pursuant to which GMSP will manage the consolidated investment portfolios of the Company and its insurance company subsidiaries.

     The Series A Preferred Stock issued to GMSP is immediately convertible into, and the Series A Warrant and Series B Warrant are immediately exercisable for, shares of Common Stock at the option of the holder. Assuming the Series A Preferred Stock is fully converted and the Series A Warrant and Series B Warrant are fully exercised on the Record Date, GMSP would own directly and have the power to vote 10,164,000 shares of Common Stock (approximately 33.4% of the then outstanding Common Stock). Each share of Series A Preferred Stock is entitled to vote with the Common Stock as a single class on all matters for which the Common Stock may vote on the basis of one vote per share of Common Stock into which it is convertible. The shares underlying the Series A Warrant and the Series B Warrant are not currently outstanding and do not have voting rights. The Purchase Agreement generally prohibits GMSP, its affiliates, associates, and employees from beneficially owning in the aggregate more than 35% of the fully-diluted Common Stock, other than as a result of repurchases of stock by the Company or pursuant to the acquisition of additional shares of Common Stock pursuant to the Company's 1990 Stock Option Plan, 1995 Stock Option Plan, or 1998 Long-Term Incentive Plan.

     GMSP was formed in February 1998, to serve as the primary investment vehicle for its principals, as well as Richard E. Rainwater and his family who are limited partners. GMSP is principally a long-term investor in companies that it deems to have superior management and attractive growth prospects. The partnership's Managing

Principals are John C. Goff, a partner of Mr. Rainwater's for over 12 years, and Darla D. Moore, who is Mr. Rainwater's wife and a former Managing Director of the Chase Manhattan Bank. J. Randall Chappel is a principal of GMSP and has been associated with Mr. Rainwater and his affiliated companies for 12 years. Mr. Goff owns approximately 82.3% of the limited partnership interests of GMSP Operating Partners, L.P., the managing general partner of GMSP. GMSP Operating Partners, L.P. owns approximately 14.3% of the partnership interests of GMSP. Mr. Goff also owns 100% of the membership interests of GMSP, L.L.C., the general partner of GMSP Operating Partners, L.P. GMSP, L.L.C. owns 1% of the partnership interests in, and is the general partner of, GMSP Operating Partners, L.P.

     The Purchase Agreement provides that GMSP is entitled to designate (i) two directors as long as GMSP and its affiliates, associates and employees maintain ownership of 75% of its current security holdings in the Company or 20% of the fully diluted Common Stock, and (ii) one director by maintaining ownership of 50% of its current security holdings or 5% of the fully diluted Common Stock. GMSP has designated Messrs. Goff and Chappel as its representatives on the Board. Any substitute for Messrs. Goff or Chappel must be acceptable to the members of the Board not affiliated with GMSP, its affiliates, associates or employees.

     Pursuant to the Purchase Agreement, the Company and each of its insurance company subsidiaries entered into Investment Management Agreements with GMSP which provide GMSP will manage the investments of the holding and insurance company funds of the type listed under the categories "Investments" on the Company's reports filed with the SEC. Under the Investment Management Agreements, GMSP is to receive investment management fees equal on an annual basis to (i) 30 basis points multiplied by the fair market value with respect to any portion of the portfolio invested in short term debt or investment grade debt obligations at the end of a given calendar month or during a majority of the days in the given calendar month and (ii) 100 basis points multiplied by the fair market value with respect to any portion of the portfolio invested in equity securities or other alternative investments in securities which are not investment grade debt obligations. No fees are payable with respect to the portions of the portfolio held in cash. Accrued fees will be paid monthly, based on the fair value of the investments at the end of each calendar month and subject to a minimum monthly fee of $75,000 in the aggregate under all the Investment Management Agreements.

     Pursuant to these Investment Management Agreements and with the specific approval of the Investment Committee (which is comprised of four directors who are not affiliated with GMSP), the Company has invested in entities in which GMSP or its principals are affiliates or co-investors, and the Company may continue this practice in the future. In November 1999, GNA agreed to invest $2,000,000 in GNA Investments I, L.P., a Texas limited partnership, in which GMSP has 1% general partner interest and GNA has 99% limited partner interest, to serve as a conduit for co-investing with GMSP in private transactions with early stage technology companies whose securities are speculative and involve a high degree of risk, and in April 2000, GNA agreed to increase its investment in this partnership to $5,000,000. In February and March 2000, the Company purchased in open market transactions common stock of Crescent Real Estate Equities, Inc. ("CEI") at an aggregate cost of $2,522,820 and 7.50% senior unsecured notes due September 15, 2007 of CEI's affiliate, Crescent Real Estate Equities Limited Partnership, at an aggregate cost of $2,443,488. Mr. Goff is President, Chief Executive Officer and a director of CEI. In April 2000, the Company invested $1,006,494 in senior notes of Pioneer Natural Resources Company, of which Mr. Rainwater, a limited partner of GMSP, is a director and the beneficial owner of approximately 5.6% of the common stock.

     Lalande Group Acquisition. On October 23, 1998, the Company completed the acquisition of the Lalande Financial Group, Inc. ("Lalande Group"). The Lalande Group includes National Specialty Lines, Inc. ("NSL") and DLT Insurance Adjusters, Inc. ("DLT"). NSL is a managing general agency that markets nonstandard personal auto insurance through approximately 800 retail agencies in Florida. DLT is an automobile claims adjusting firm that provides claim services on NSL produced business and to outside parties. The purchase price was for $18,000,000 in cash paid at closing plus up to an additional $22,000,000 in cash to be paid over approximately five years contingent upon the operating performance of the Lalande Group. The Company paid $2,000,000 of the operating performance contingency in the second quarter of 2000.

     Carlos de la Torre and McRae B. Johnston entered into employment contracts with the Company upon consummation of the Company's acquisition of the Lalande Group. They shared the major part of the consideration paid for the Lalande Group.

     Agreement with ClientSoft. Beginning in July, 1999 and as part of the Company's initiative for linking its agents through a new Internet system, the Company entered into arrangements with ClientSoft, Inc. for the development of software for an Internet-based point of sale system to facilitate the Company's independent agents' performance of functions such as quoting, rating, application completion, policy underwriting and requesting reports. In 1999 the Company paid approximately $193,000 to ClientSoft under these arrangements and expects to spend less than an additional $500,000 for ClientSoft services in 2000. Glenn W. Anderson, President, Chief Executive Officer and a director of the Company, was a director of ClientSoft from December 13, 1999 to February 22, 2000.


                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The individuals named below (the "Named Executives") include the Company's chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 1999. Information is provided for the fiscal years ending on December 31 of the three years shown in the table below.

                           Summary Compensation Table

                                                                                             Long-Term Compensation
                                                                                    ------------------------------------
                                    Annual Compensation                                    Awards             Payouts
------------------------------------------------------------------------------------------------------------------------
                                                                                                 Securities
                                                                  Other Annual     Restricted    Underlying               All Other
      Name and                         Salary          Bonus       Compensa-         Stock        Options/     LTIP     Compensation
 Principal Position          Year       ($)            ($)         tion ($)        Award(s) ($)   SARs (#)   Payouts($)   ($)/(4)/
 -----------------           ----       ---            ---         --------        ------------   --------   ----------  ----------
Glenn W. Anderson            1999     340,000        240,000/(1)/         -                 -            -          -            -
President and Chief          1998     238,436/(2)/   195,000/(2)/   155,397/(3)/            -      579,710          -            -
Executive Officer            1997           -              -              -                 -            -          -            -


Richard M. Buxton            1999     158,500         53,000              -                 -            -          -            -
Senior Vice President-       1998     156,000         54,700              -                 -       34,164          -            -
Mergers and Acquisitions,    1997     149,519         47,366              -                 -       54,521/(5)/     -            -
Investor Relations


Daniel J. Coots              1999     147,500         37,000              -                 -            -          -            -
Senior Vice President and    1998     140,173         36,500              -                 -       35,135          -            -
Chief Financial Officer      1997     122,400         25,551              -                 -            -          -       13,893


J. Landis Graham             1999     142,750         37,000              -                 -            -          -            -
Senior Vice President-       1998     121,594         31,900              -                 -       19,567          -            -
Claims                       1997      97,910         14,064              -                 -            -          -       11,975


Carolyn E. Ray               1999     142,750         37,000              -                 -            -          -            -
Senior Vice President-       1998     123,361         31,900              -                 -       34,192          -            -
Underwriting                 1997      98,699         19,848              -                 -            -          -       13,843
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents bonus for 1999 of $175,000 and $65,000 out of $260,000 first year bonus provided in Mr. Anderson's employment agreement with the Company described below under "Certain Transactions - Glenn W. Anderson Employment Agreement" (the "Anderson Employment Agreement").

(2) Represents pro rata portion in 1998 of $340,000 annual salary and $195,000 out of $260,000 first year bonus provided in the Anderson Employment Agreement.

(3) Amounts paid principally for relocation expenses under the Anderson Employment Agreement.

(4) Amounts contributed to or accrued for the Named Executive under the GNA 401(k) Plan.

(5) These options were canceled in connection with a repricing of options in 1998.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                                                                                                                   Grant Date
                            Individual Grants                                                                        Value
------------------------------------------------------------------------------------------------------------------------------------
                               Number of        Percent of Total
                              Securities         Options/SARs
                              Underlying          Granted to
                             Options/SARs        Employees in         Exercise or                             Grant Date Present
Name                          Granted (#)        Fiscal Year       Base Price ($/Sh)     Expiration Date         Value ($/Sh)
Glenn W. Anderson
President and Chief           Note:        No stock options or stock appreciation rights were granted to any of the Named
Executive Officer             ----         Executives in 1999.

Richard M. Buxton
Senior Vice President-
Mergers and Acquisitions,
Investor Relations

Daniel J. Coots
Senior Vice President and
Chief Financial Officer

J. Landis Graham
Senior Vice President-
Claims

Carolyn E. Ray
Senior Vice President-
Underwriting


     On March 3, 2000, options to purchase an aggregate of 308,326 shares of Common Stock for $5.50 per share were granted to officers and employees of the Company under the Company's 1998 Long Term Incentive Plan (the "1998 Incentive Plan"), including for the above-named persons options as follows: Glenn W. Anderson, 50,000 shares; Richard M. Buxton, 19,000 shares; Daniel J. Coots, 15,000 shares; J. Landis Graham, 15,000 shares; and Carolyn E. Ray, 15,000 shares. The options expire March 2, 2010 and become vested and exercisable at the rate of 20% on each of June 3, 2000 and March 3 of 2001, 2002, 2003 and 2004.

     On March 20, 2000, Mr. Anderson was granted an option expiring March 19, 2010 to purchase 180,000 shares of Common Stock for $5.6875 per share under the 1998 Incentive Plan. The option becomes vested and exercisable in full on March 20, 2005, but terminates in the event he owns less than 91,500 of the shares of Common Stock he owned on the date of grant. The Compensation Committee's decision to grant the option to Mr. Anderson had followed his further aligning his interests with those of the shareholders through open market purchases of not less than $500,000 of Common Stock.

     On May 25, 2000, options to purchase an aggregate of 33,600 shares of Common Stock for $5.50 per share were granted to non-employee directors of the Company under the 1998 Incentive Plan as follows: Joel C. Puckett, 8,400 shares; Sam Rosen, 8,400 shares; Harden H. Wiedemann, 8,400 shares; and John H. Williams, 8,400 shares. The options expire May 24, 2010 and become vested and exercisable in full on May 25, 2001.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table summarizes for each of the Named Executives the number of stock options, if any, exercised during the fiscal year ended December 31, 1999, the aggregate dollar value, if any, realized upon exercise, the total number of unexercised stock options held at December 31, 1999, if any, and the aggregate dollar value of the unexercised options held at December 31, 1999, if any. Value realized upon exercise, if any, is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and the fair market value of the underlying stock at December 31, 1999, the latter of which was $5.375 per share. These values, unlike the amounts, if any, set forth in the column headed "Value Realized," have not been, and may never be, realized. The options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise. There can be no assurance that the values shown will be realized.

                    Aggregated Option Exercises in the Last
                    ---------------------------------------
                     Fiscal Year And FY-End Option Values
                     ------------------------------------


                                   Shares                            Number of Securities           Value of Unexercised
                                Acquired on        Value            Underlying Unexercised              In-The-Money
         Name                   Exercise (#)   Realized ($)         Options/SARs at FY-End       Options/SARs at FY-End ($)
         ----                   -----------    ------------     ----------------------------     --------------------------
                                                                 Exercisable   Unexercisable     Exercisable  Unexercisable
                                                                -------------  -------------     -----------  -------------
Glenn W. Anderson                     -             -             579,710               -              -            -
President and Chief
Executive Officer

Richard M. Buxton                     -             -              27,332           6,832              -            -
Senior Vice President-
Mergers and
Acquisitions, Investor
Relations

Daniel J. Coots                       -             -              69,243/(1)/      7,027           $124,343        -
Senior Vice President
 and Chief Financial
 Officer

J. Landis Graham                      -             -              15,654           3,913              -            -
Senior Vice President-
Claims

Carolyn E. Ray                        -             -              66,412/(2)/      6,638           $126,219        -
Senior Vice President-
Underwriting

(1) Options to purchase 37,398 shares are exercisable at approximately $2.14 per share, options to purchase 3,737 shares are exercisable at approximately $4.44 per share and options to purchase 28,108 shares are exercisable at approximately $6.03 per share.

(2) Options to purchase 39,058 shares are exercisable at approximately $2.14 per share and options to purchase 27,354 are exercisable at approximately $6.03 per share.

                        TEN YEAR OPTIONS/SAR REPRICINGS
                        -------------------------------


                                         Number of                                                              Length of
                                        securities                                                           original option
                                        underlying     Market price of                                       term remaining
                                       options/SARs   stock at time of    Exercise price at                    at date of
                                        repriced or      repricing or     time of repricing   New exercise    repricing or
Name                           Date     amended (#)     amendment ($)      or amendment ($)     price ($)       amendment
---------------------------  --------  -------------  ------------------  ------------------  -------------  ---------------
Glenn W. Anderson            07/24/98     579,710 (a)        5.75                8.63              5.75           5 yrs
President and Chief
Executive Officer

Richard M. Buxton            07/24/98      34,164            6.03                9.63              6.03         8.44 yrs
Senior Vice President-
Mergers and Acquisitions,
 Investor Relations

Daniel J. Coots              07/24/98      35,135            6.03               10.63              6.03         7.75 yrs
Senior Vice President
and Chief Financial
 Officer

J. Landis Graham             07/24/98      19,567            6.03               10.63              6.03         7.75 yrs
Senior Vice President-
Claims

Carolyn E. Ray               07/24/98      34,192            6.03               10.63              6.03         7.75 yrs
Senior Vice President-
Underwriting

     (a) The actions taken with respect to Mr. Anderson's options were taken pursuant to the Anderson Employment Agreement described below under "Certain Transactions - Glenn W. Anderson Employment Agreement" and were part of an inducement for him to join the Company.


Employee Benefit Plans

     At December 31, 1999, the Company had three plans under which options could be granted: the 1990 Stock Option Plan ("1990 Option Plan"), the 1995 Stock Option Plan ("1995 Option Plan") and the 1998 Long-Term Incentive Plan ("1998 Incentive Plan"). Under the 1990 Option Plan, all options available have been granted, are fully vested and, if not exercised, will expire in the year 2000. The 1995 Option Plan was approved by the shareholders on May 10, 1996 and 1,071,000 shares are reserved for issuance under this plan. Options granted under the 1995 Option Plan have a maximum ten year term and are exercisable at the rate of 20% immediately upon grant and 20% on each of the first four anniversaries of the grant date. The 1998 Incentive Plan was approved by the shareholders on July 17, 1998, and the aggregate number of shares of common stock that may be issued under the 1998 Incentive Plan is limited to 1,000,000. Under the 1998 Incentive Plan, stock options (including incentive stock options and non-qualified stock options), stock appreciation rights and restricted stock awards may be made.

     The Company has a 401(k) Plan (the "401(k) Plan") to help eligible employees build financial security for retirement and to help protect them and their beneficiaries in the event of death or disability. Generally all employees of the Company are eligible to participate in the 401(k) Plan. The Company and the participant both make contributions to the 401(k) Plan. The 401(k) Plan permits employees to direct that their accounts be invested in any of a number of mutual funds, Common Stock or any other publicly traded securities.

Compensation of Directors

     Each director of the Company who is not a full time employee of the Company receives a quarterly retainer and a meeting fee for each in person meeting, plus expenses incurred in attending meetings of the Board of Directors. In 1998, each director received $2,000 as a quarterly retainer and $2,000 as a meeting fee. In 1999 following the annual meeting of shareholders, the quarterly retainer increased to $3,000, and it will increase to $4,000 per quarter following the 2000 annual meeting of shareholders. Directors who are also full time employees of the Company are not separately compensated for their service as a director.

     Mr. Joel C. Puckett was appointed non-executive Chairman of the Board of the Company on April 20, 1998. For his services in this capacity, and in lieu of the fees the other outside directors receive, Mr. Puckett receives a monthly fee equivalent to 25% of the monthly base compensation of the Chief Executive Officer or such greater amount as might result from the application of an hourly formula. In 1998 and 1999, Mr. Puckett received $109,083 and $143,083, respectively, for his service as Chairman of the Board. Mr. Puckett is not an officer or employee of the Company.

     Directors have been granted and hold stock options granted under the Company's 1990 Option Plan, 1995 Option Plan and 1998 Incentive Plan. See the preceding tables and "Security Ownership of Management."

Change in Control Agreements

     The Named Executives each have severance agreements which are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. The severance agreements provide for the payment of benefits if the Named Executive is actually or "constructively" terminated following a change in control of the Company. The transactions with GMSP described under "Election of Directors - Certain Transactions - Transactions with Goff Moore Strategic Partners, L.P." constituted a "change in control of the Company" solely for purposes of the severance agreements when GMSP became the beneficial owner of 25% or more of the Company's voting securities.
However, no payments are due at this time since no Named Executives have been terminated by the Company, and no Named Executives have terminated their employment for "good reason."

     No benefits are payable if a Named Executive quits or is terminated for cause and no benefits beyond those otherwise provided by the Company are provided if a Named Executive is terminated by reason of death, disability or retirement.

     If, within two years following a change in control, a Named Executive is terminated by the Company for reasons other than cause, or if the Named Executive terminates employment for "good reason," the Named Executive will be paid a lump sum cash payment in an amount equal to two times the Named Executive's base salary; provided, however, such payment shall not be less than
1.25 times the amount reported on the Named Executive's Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. In the event such payment would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code, such payment shall be reduced to the extent necessary to make the entire payment deductible. Under the terms of the Anderson Employment Agreement described above under "Election of Directors - Certain Transactions," if Mr. Anderson is terminated without cause, he will be entitled to the greater of, (i) the amount he would be entitled to upon such termination under the Anderson Employment Agreement in the absence of a change in control or (ii) the amount called for by his change in control agreement.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Robert J. McGee, Jr., Harden Wiedemann, and John H. Williams, Chairman. J. Randall Chappel and John C. Goff also served on the Compensation Committee for parts of 1999.

     No executive officer of the Company served as a member of the Compensation Committee of or as a director of another entity, one of the executive officers of which served either on the Compensation Committee or the Board of Directors of the Company.

Report of the Compensation Committee on Executive Compensation

     The 1999 year marked the first full year of Glenn W. Anderson's service as President and Chief Executive Officer of the Company. A substantial part of 1999 was consumed by the uncertainties resulting from the Board's strategic alternatives review process announced on August 28, 1998 to seek out additional ways to maximize shareholder value, including the possible sale of the Company. This process resulted in the transactions with GMSP described under "Election of Directors - Certain Transactions - Transactions with Goff Moore Strategic Partners, L.P." and affected the compensation received by (i) the persons who served as Chief Executive Officer of the Company during the year and (ii) the four other most highly compensated executive officers of the Company.

     The policy of the Compensation Committee (the "Committee") for 1999 was to offer competitive compensation packages in order to (i) retain a Chief Executive Officer capable of continuing to lead the Company through a new phase of its development for the benefit of its shareholders and (ii) retain key employees during the Board's strategic review process. With the strategic review process culminating in the consummation of the Goff Moore Strategic Partners, L.P. transaction on October 4, 1999, the Committee's compensation policies will be designed to motivate its executive officers to meet Company goals for enhancement of shareholder value.

     On April 17, 1998, Glenn W. Anderson assumed the position of President and Chief Executive Officer of the Company under the Anderson Employment Agreement described under "Election of Directors - Certain Transactions" which was approved by the unanimous vote of the Board. The terms of Mr. Anderson's employment were based on arms length negotiations prior to Mr. Anderson agreeing to join the Company and the competition for experienced insurance executives qualified for service as President and Chief Executive Officer of the Company. Mr. Anderson did not receive any compensation in 1999 other than pursuant to the Anderson Employment Agreement.

     The need to retain the services of the four most highly paid executive officers other than the Chief Executive Officer, as well as other executives and employees, during the Company's strategic alternatives review process influenced compensation policies. The compensation of these executives disclosed in the Summary Compensation Table reflects the amounts earned under incentive programs that intended to tie compensation to individual and Company performance during the year with recognition of the effects of the Board's strategic alternatives review process and other transaction issues. Mr. Anderson's bonus compensation for 1999 was in part fixed by the Anderson Employment Agreement and in part pursuant to these programs.

     The policies of the Committee call for the inclusion in Company executive compensation packages not only of competitive salary and short term incentive elements, but also of incentives which emphasize the long-term enhancement of Common Stock value. No stock options were granted in 1999.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), denies a deduction with respect to the aggregate compensation of a company's chief executive officer and its four other highest compensated officers with respect to compensation which exceeds $1,000,000 in the aggregate for any taxable year for any one of such employees. Compensation resulting from the grant, exercise or disposition of awards is potentially subject to the Code
Section 162(m) limitation, while certain qualified "performance-based compensation" is excepted from the Section 162(m) limitation if it is disclosed to shareholders and approved by a majority of the shareholders in a separate shareholder vote prior to payment of such compensation. Although it is the basic policy of the Committee to attempt to preserve the deductibility of compensation provided by the Company, its ability to do so depends on the timing of the need to provide compensation awards and other factors beyond the control of the Committee. The option granted to Mr. Anderson under the Anderson Employment Agreement in 1998 does not satisfy the requirements of Section 162(m) because it was impracticable to obtain prior shareholder approval thereof as it was granted to induce Mr. Anderson to join the Company. The Committee will continue to consider available alternatives, if any, to preserve the deductibility of compensation and benefits to the extent reasonably practicable under the circumstances.

                              John H. Williams, Chairman
                              Bobby J. McGee, Jr.
                              Harden H. Wiedemann

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph on Page 22 shall not be incorporated by reference into any such filings.

Share Investment Performance

     The following graph shows changes over the five-year period ended December 31, 1999 in the value of $100.00 invested in: (1) the Company's Common Stock;
(2) the Standard & Poor's Property-Casualty Insurance Index; and (3) the Standard & Poor's 500 Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       Five-Year Cumulative Total Return
                        Value of $100 Invested 12/31/94
                      For Fiscal Years Ended December 31

                                    [CHART]

                    GAINSCO, INC.  S&P P&C INDEX  S&P 500 INDEX
            ---------------------------------------------------
             1994            $100           $100           $100
            ---------------------------------------------------
             1995            $153           $135           $137
            ---------------------------------------------------
             1996            $130           $164           $168
            ---------------------------------------------------
             1997            $116           $234           $224
            ---------------------------------------------------
             1998            $ 84           $213           $287
            ---------------------------------------------------
             1999            $ 75           $155           $347
            ---------------------------------------------------

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (Proposal No. 2)

     Action is to be taken by the shareholders at the Meeting with respect to the approval of the selection, by the Company's Board of Directors upon the recommendation of its Audit Committee, of KPMG LLP to be the independent auditors of the Company for the current fiscal year. KPMG LLP, or its predecessor, has served as the Company's independent auditors since 1984. The Company has been advised that KPMG LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG LLP.

     A representative of KPMG LLP will be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF SUCH APPOINTMENT.


                       ACTION TO BE TAKEN UNDER THE PROXY

     The accompanying proxy will be voted "FOR" the election of the eight persons recommended by the Board of Directors and named under "Election of Directors" as nominees for director of the Company and "FOR" approval of the appointment of KPMG LLP as the Company's independent auditors unless the proxy is marked in such a manner as to withhold authority to so vote. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Board of Directors knows of no matters, other than the election of directors and the approval of the appointment of KPMG LLP to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a shareholder proposal in its proxy statement for the purpose of an annual or special meeting. Pursuant to the rule, in order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2001 annual meeting of shareholders of the Company, a proposal must be received at the principal executive offices of the Company on the date in the year 2001 that corresponds to the date that is not less than 120 calendar days before the date that this Proxy Statement was released to shareholders in connection with the 2000 annual meeting. However, if the date of the 2001 annual meeting of shareholders changes by more than 30 days from the date of the 2000 meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

     If a proposal is submitted other than by the process provided by Rule 14a-8, the shareholder proposal must meet the requirements of Section 2.12 of the Bylaws of the Company. Section 2.12 of the Bylaws provides that to be timely, a proposal must be delivered to or mailed and received not less than 50 days nor more than 75 days prior to the meeting; provided, that, if less than 65 days notice or public disclosure of the meeting is given or made to shareholders, notice must be received not later than the close of business on the 15/th/ day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made.

                                 ANNUAL REPORTS

Form 10-K

     The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999, and all amendments thereto, as filed with the SEC, including the financial statements and schedules thereto. Such report was filed with the SEC on March 31, 2000, and amended thereafter. Requests for copies of such report should be directed to Investor Relations, 500 Commerce Street, Fort Worth, Texas 76102,
(817)336-2500. This form 10-K Report, as well as the Company's other filings with the SEC may be read and copied at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

 1999 Annual Report to Shareholders

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1999 has been mailed to Shareholders of record at the Record Date. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING. YOU MAY ALSO VOTE YOUR SHARES BY USING THE INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED ON THE ENCLOSED FORM OF PROXY.

                                                                      APPENDIX A
                                                                      ----------

                                                                   As adopted by
                                                          the Board of Directors
                                                            on February 24, 2000

                                 GAINSCO, INC.
                            AUDIT COMMITTEE CHARTER

     The Board of Directors (the "Board") of GAINSCO, INC. (the "Company") approves and adopts the following Audit Committee Charter to specify the composition, roles and responsibilities of the Audit Committee. As used in this Charter, (i) "Company" includes the Company and its subsidiaries unless the context otherwise requires, (ii) "NYSE" means the New York Stock Exchange and
(iii) "SEC" means the Securities and Exchange Commission.

          Purpose

          . The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the accounting, financial reporting and related matters described below.

          Composition

          . The Audit Committee shall consist of not less than three non-employee directors, each of whom shall have no relationship to the Company that may interfere with the exercise of his independence from management and the Company and shall be financially literate and at least one of whom shall have accounting or related financial management expertise. The qualifications required of Audit Committee members shall be interpreted in conformity with Section 303.01(B) of the NYSE Company Manual.

          . The Chairman of the Audit Committee shall be designated by the Board; provided that if a Chairman is not designated by the Board
                      --------
               or present at a meeting, the Audit Committee may designate a Chairman by majority vote of the Audit Committee members then in office.

          Roles and Responsibilities
          Relationship With the Outside Auditors

          . The Company's outside auditors are ultimately responsible to the Board and the Audit Committee.

          . The Board has the ultimate authority and responsibility to select and replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement). The Audit Committee has the authority and responsibility to evaluate and make recommendations to the Board regarding the selection and replacement of outside auditors (or the nomination of the outside auditors to be proposed for shareholder approval in any proxy statement).

          . The Audit Committee has the further authority and responsibility to review the fees charged by the outside auditors, the scope of their engagement and proposed audit approach and to recommend such review or auditing steps as the Audit Committee may consider desirable.

          . The Audit Committee shall review and confirm the independence of the outside auditors by requiring that the outside auditors submit to the Audit Committee on a periodic basis a

                              Appendix A - Page 1
               formal written statement delineating all relationships between the outside auditors and the Company, engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact their objectivity and independence, and recommending that the Board take appropriate action to ensure the independence of the outside auditors.

          . Management is responsible for preparing the Company's financial statements. The Company's outside auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities.

          Relationship With Internal Auditors
          . The internal audit department shall have a direct reporting responsibility to the Board through the Audit Committee.

          . The Audit Committee shall review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

          . The Audit Committee shall review the appointment, performance and replacement of the senior internal audit executive.

          . The Audit Committee shall review significant reports prepared by the internal auditors, together with management's response and follow-up to these reports.

          Internal Controls
          . The Audit Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls.

          . In consultation with management, the outside auditors and the internal auditors, the Audit Committee shall consider the Company's significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; provided that the Audit Committee shall have no
                          --------
               responsibility with respect to the Company's investment policies as approved by the Investment Committee.

          . The Audit Committee shall focus on the extent to which internal auditors and outside auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

          . The Audit Committee shall consider the extent to which internal control recommendations made by outside auditors have been implemented by management.

          . The Audit Committee shall request that the internal auditors and outside auditors keep the Audit Committee informed about fraud, illegal acts and deficiencies in internal controls that come to their attention and such other matters as either the internal auditors or the outside auditors conclude should be brought to the attention of the Audit Committee.

          Financial Reporting
          General
          . The Audit Committee shall review with management, the outside auditors and the internal auditors significant accounting and reporting issues applicable to the Company, including recent professional and regulatory pronouncements, and their impact on the financial statements.

                              Appendix A - Page 2

          Annual Financial Statements
          . The Audit Committee shall meet with management and the outside auditors to review the annual financial statements and the results of the annual audit prior to the release to the public of the results of operations for each fiscal year.

          . The Audit Committee shall review the annual financial statements prior to release to the public or filing with the SEC.

          . The Audit Committee shall obtain explanations from management or from the outside auditors on whether:

                 . Actual financial results for the year varied significantly from budgeted or projected results.

                 . Changes in financial ratios and relationships in the annual financial statements are consistent with changes in the Company's operations and financing practices.

                 . Generally accepted accounting principles have been consistently applied in the annual financial statements.

                 . There are any actual or proposed changes in accounting or financial reporting practices.

                 .  There are any significant or unusual events or transactions.

                 . The Company's financial and operating controls are functioning effectively.

                 .  The Company has complied with the terms of loan agreements.

                 . The annual financial statements contain adequate and appropriate disclosures.

          . The Audit Committee shall focus on complex or unusual transactions and on judgmental areas such as those involving valuation of assets and liabilities.

          . The Audit Committee shall review reports of inside and outside actuaries regarding the Company's reserves for claims and claim adjustment expenses.

          . The Audit Committee shall consider management's handling of proposed audit adjustments identified by the outside auditors.

          . The Audit Committee shall consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          . The Audit Committee shall discuss with management and the outside auditors any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No. 61.

          . Based on the review and discussions with management and outside auditors contemplated by this Charter, the Audit Committee shall recommend to the Board whether the audited annual financial statements be included in the Company's Form 10-K Annual Report.

          . The Audit Committee shall review the Management's Discussion and Analysis and other sections of the Company's Form 10-K Annual Report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations.

          Interim Financial Statements
          . The Audit Committee shall meet with management and the outside auditors to review the interim financial statements and the results of the auditors' review thereof prior to the release to the public of the results for each quarter.

                              Appendix A - Page 3

          . The Audit Committee shall review the quarterly financial statements prior to release to the public or filing with the SEC.

          . Obtain explanations from management or from the outside auditors on whether:

                 . Actual financial results for the quarter or interim period varied significantly from budgeted or projected results.

                 . Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices.

                 . Generally accepted accounting principles have been consistently applied in the quarterly financial statements.

                 . There are any actual or proposed changes in accounting or financial reporting practices.

                 .  There are any significant or unusual events or transactions.

                 . The Company's financial and operating controls are functioning effectively.

                 .  The Company has complied with the terms of loan agreements.

                 . The interim financial statements contain adequate and appropriate disclosures.

          Compliance with Laws and Regulations

          . The Audit Committee shall review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation of and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

          . The Audit Committee shall periodically obtain updates from management regarding compliance.

          . The Audit Committee shall be satisfied that regulatory compliance matters have been considered in the preparation of the financial statements .

          . The Audit Committee shall review the findings of any examinations by regulatory agencies such as the SEC and the state insurance commissions which have supervisory authority over the Company's insurance company subsidiaries.

          Compliance with Codes of Conduct

          . The Audit Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Company's codes of conduct and the guidelines for acceptable business practices.

          . The Audit Committee shall review the program for monitoring compliance with the codes of conduct.

          Other Responsibilities

          . The Audit Committee may meet with the outside auditors, the senior internal audit executive, actuaries, management and any employee seeking to meet with the Audit Committee about any matter within its purview in separate executive sessions to discuss any matters that the Committee or these persons believe should be discussed privately.

          . The Audit Committee shall request that significant findings and recommendations made by the internal and outside auditors and actuaries be received and discussed on a timely basis.

          . The Audit Committee shall review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

                              Appendix A - Page 4

          . The Audit Committee shall review the policies and procedures in effect for considering officers' expenses and perquisites.

          . The Audit Committee shall perform other oversight functions as requested by the Board.

          Charter Scope
          . The Audit Committee shall review and reassess the adequacy of this Charter at least annually.

          . The Audit Committee shall submit this Charter to the Board for approval, and have the Charter published at least every three years in accordance with the rules of the SEC from time to time in effect.

          Reporting Responsibilities
          . The Audit Committee shall regularly update the Board about Audit Committee activities and make appropriate recommendations.

          . The Audit Committee shall annually prepare a report to shareholders as required by SEC rules for inclusion in the Company's proxy statement.

          Meetings
          . The Audit Committee shall meet at least four times annually and may meet more frequently as circumstances dictate.

          . Meetings of the Audit Committee may be in person or by conference call in accordance with Article 4.03 of the Bylaws of the Company.

          . Meetings of the Audit Committee shall be held at such time and place, and upon such notice, as the Chairman of the Audit Committee may from time to time determine.

          . The Chairman of the Audit Committee shall develop the agenda for each meeting and in doing so may consult with management, the internal auditors and the outside auditors.

          . Except as specifically provided in this Charter, Article 8 of the Bylaws of the Company with respect to committees of the Board shall apply to the Audit Committee.

          Authority
          . The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and shall have direct access to the outside auditors and the internal auditors as well as anyone in the Company.

          . The Audit Committee shall have the ability to retain, at the Company's expense, such special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

          . The Audit Committee may from time to time delegate to its Chairman or any of its members the responsibility for any particular matters.

                              Appendix A - Page 5

                                  GAINSCO, INC.

P              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 7, 2000
R
     The undersigned hereby appoints Joel C. Puckett, Glenn W. Anderson
O and Daniel J. Coots, and each of them, proxies with full power of substitution and with discretionary authority, to vote all shares of
X Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of GAINSCO, INC. to be held on September 7,
Y 2000, at 9:00 a.m. in the Speakers Room at the City Club, 4th Floor, 301 Commerce Street, Fort Worth, Texas 76102, or at any adjournment thereof, hereby revoking any proxy heretofore given. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                       (USE ONLY FOR CHANGE OF ADDRESS)

     ____________________________________________________________________

     ____________________________________________________________________

     ____________________________________________________________________
     (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

     The undersigned hereby acknowledges receipt of the Notice of the aforesaid Annual Meeting.

                 (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                 PROXY BY MAIL
                                                            Please mark
                                                            your votes  [X]
                                                             like this
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN, AND IN THE ABSENCE OF SPECIFIC
DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1 AND 2.


                       FOR  WITHHELD                         FOR AGAINST ABSTAIN
1. Election of Eight                  2. Appointment of inde-
   Directors.          [ ]    [ ]        pendent auditors.   [ ]   [ ]     [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below)

01 Glenn W. Anderson, 02 J. Randall Chappel, 03 John C. Goff,      Change
04 Robert J. McGee, Jr., 05 Joel C. Puckett 06 Sam Rosen,            of     [ ]
07 Harden H. Wiedemann, and 08 John H. Williams.                   Address


---------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
---------------------------------------------------------------------

------------------------------------------------------  ------------------------
                                                             COMPANY NUMBER:


                                                              PROXY NUMBER:


                                                             ACCOUNT NUMBER:


------------------------------------------------------  ------------------------

Signature ____________________ Signature _____________________ Date_____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

             -----------------------------------------------------
                         VOTE BY TELEPHONE OR INTERNET
              [LOGO]   QUICK * * * EASY * * * IMMEDIATE    [LOGO]
             -----------------------------------------------------


                                 GAINSCO, INC.

[Black Box]  You can now vote your shares electronically through the Internet or the telephone.
[Black Box]  This eliminates the need to return the proxy card.
[Black Box]  Your electronic vote authorizes the named proxies to vote your shares in the same manners as if you marked, signed, dated and returned the proxy card.


TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.continentalstock.com


Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                 PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                 --------------------------------------------
                                ELECTRONICALLY
                                --------------